EXHIBIT 5.1


                                                              June 3, 1998

Hi-Rise Recycling Systems, Inc.
8505 N.W. 74th Street
Miami, Florida  33166

         Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

         On the date hereof, Hi-Rise Recycling Systems, Inc., a Florida corporation (the "Company"), is transmitting for filing with the Securities and Exchange Commission Amendment No. 2 to the Registration Statement on Form S-3, Commission File No. 333-48517 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the sale by certain selling shareholders (the "Selling Shareholders") of up to 4,010,284 shares (the "Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock"). Of the Shares to be sold by the Selling Shareholders, (i) 1,608,620 of such Shares (the "Outstanding Shares") are issued and outstanding, (ii) 939,867 of such Shares (the "Series B Shares") are issuable upon conversion of outstanding shares of Series B Convertible Preferred Stock, $.01 par value (the "Series B Preferred Stock"), of the Company and (iii) 1,461,797 of such Shares (the "Warrant Shares") are issuable upon the exercise of outstanding warrants (the "Warrants") to purchase Common Stock. We have acted as special counsel to the Company in connection with the preparation and filing of the Registration Statement. Defined terms used herein shall have the meanings attributed thereto in the Registration Statement.

         In connection therewith, we have examined and relied upon the original or a copy, certified to our satisfaction, of (i) the Amended and Restated Articles of Incorporation and the Bylaws of the Company; (ii) resolutions of the Board of Directors of the Company authorizing the issuance of the Outstanding Shares, the Series B Preferred Stock and the Warrants; (iii) the Registration Statement and exhibits thereto; (iv) the Registration Rights Agreements; (v) the Subscription Agreements between the Company and (x) the Selling Shareholders holding shares of Series B Preferred Stock and (y) certain other Selling Shareholders; and (vi) such other documents and instruments as we have deemed necessary for the expression of opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

         Based solely upon and subject to the Documents, and subject to the qualifications set forth below, we are of the opinion that (i) the Outstanding Shares have been duly

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Hi-Rise Recycling Systems, Inc.
June 3, 1998
Page 2

authorized and are validly issued, fully paid and non-assessable; (ii) the Series B Shares have been duly authorized and, when issued and delivered in accordance with the Certificate of Designation for the Series B Preferred Stock, will be validly issued, fully paid and non-assessable, and (iii) the Warrant Shares have been duly authorized and, when issued and delivered in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

         Although we have acted as counsel to the Company in connection with certain other matters, our engagement is limited to matters about which we have been consulted. Consequently, there exist matters of a legal nature involving the Company in which we have not been consulted and have not represented the Company. This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are given as of this date, and we assume no obligation to update or supplement our opinions to reflect any facts or circumstances that may come to our attention or any change in law that may occur or become effective at a later date.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                            Sincerely,

                                            GREENBERG TRAURIG HOFFMAN
                                            LIPOFF ROSEN & QUENTEL, P.A.

                                            By:   /S/ FERN S. WATTS
                                               ---------------------------------
                                                  Fern S. Watts